Exhibit 5

October 3, 2001


Charming Shoppes, Inc.
450 Winks Lane
Bensalem, Pennsylvania  19020


      Re: Charming Shoppes, Inc. Amended and Restated 2000 Associates' Stock Incentive Plan

Ladies and Gentlemen:

        I am the General Counsel of Charming Shoppes, Inc. (the "Company") and, in that capacity, have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

        The Registration Statement relates to a total of 3,000,000 shares
(the "Registered Stock") of common stock, par value $0.10 per share (including stock purchase rights attached thereto) (the "Common Stock"), of the Company, authorized for issuance under the Charming Shoppes, Inc. Amended and Restated 2000 Associates' Stock Incentive Plan (the "Plan"). I have examined copies of the Company's Articles of Incorporation, as amended, By-Laws, resolutions adopted by the Company's Board of Directors, the Plan, and such other documents, and have made such inquiries, as I have deemed appropriate. In my examination, I have assumed the genuineness of all signatures, the authenticity of all items submitted to me as originals, and the conformity with originals of all items submitted to me as copies.

        Based upon the foregoing, it is my opinion that the Registered
Stock that may be originally issued pursuant to the Plan, when issued and delivered in accordance with the Plan and the resolutions authorizing the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

        As of September 17, 2001, I owned 18,054 shares of the Company's
Common Stock and options to purchase 750,000 additional shares. I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         Sincerely,

                                         /s/Colin D. Stern
                                         Colin D. Stern
                                         Executive Vice President, General
                                         Counsel and Secretary